N.Y.S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS **ALBANY, NY 12231-0001**

ONLINE FILING RECEIPT

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ENTITY NAME: LAID BEVERAGES INC.

DOCUMENT TYPE: INCORPORATION (DOM. BUSINESS) COUNTY: SUFF

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FILED:10/02/2019 DURATION:PERPETUAL CASH#:191002010143 FILE#:191002010143
DOS ID:5631333

FILER:	EXIST DATE
HUBCO INCORPORATION SERVICES 238 W. JERICHO TURNPIKE HUNTINGTON STATION, NY 11746	10/02/2019

ADDRESS FOR PROCESS:

THE CORPORATION
606 JOHNSON AVE
SUITE 3
BOHEMIA, NY 11716

REGISTERED AGENT:

STOCK: 200 PV .0001

The corporation is required to file a Biennial Statement with the Department of State every two years pursuant to Business Corporation Law Section 408. Notification that the Biennial Statement is due will only be made via email. Please go to www.email.ebiennial.dos.ny.gov to provide an email address to receive an email notification when the Biennial Statement is due.

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SERVICE COMPANY: HUBCO-29
SERVICE CODE: 29

FEE:	135.00	PAYMENTS	135.00
FILING:	125.00	CHARGE	0.00
TAX:	0.00	DRAWDOWN	135.00
PLAIN COPY:	0.00		
CERT COPY:	10.00		
CERT OF EXIST:	0.00		

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ONLINE2 DOS-1025 (04/2007)

Authentication Number: 1910020189 To verify the authenticity of this document you may access the Division of Corporation's Document Authentication Website at http://ecorp.dos.ny.gov